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                                                                   EXHIBIT 23(d)


                                January 25, 2000


     We hereby consent to the use in this Registration Statement on Form S-4 of our opinion letter to the Board of Directors of Peoples Heritage Financial Group, Inc. ("Peoples Heritage") included as Annex V to the Prospectus/Joint Proxy Statement of Peoples Heritage Financial Group, Inc. ("Peoples Heritage") and Banknorth Group, Inc. ("Banknorth") relating to the proposed merger between Peoples Heritage and Banknorth and forming a part of such Registration Statement, as well as to all references thereto and to our firm in such Prospectus/Joint Proxy Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                                   KEEFE, BRUYETTE & WOODS, INC.



                                                   By: /s/ Andrew M. Senchak
                                                       -------------------------
                                                       Name: Andrew M. Senchak
                                                       Title: Vice Chairman